UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Agreement.

On May 16, 2017, EPR Properties (the “Company”) and certain of its subsidiaries, as guarantors, entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, for themselves and as representatives of the several underwriters named therein, in connection with the Company’s issuance and sale of $450,000,000 aggregate principal amount of 4.500% Senior Notes due 2027. The Company has filed a prospectus supplement in connection with the offering, dated May 16, 2017, and filed with the Securities and Exchange Commission on May 17, 2017.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 16, 2017, by and among EPR Properties, certain of its subsidiaries and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, for themselves and as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: May 19, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 16, 2017, by and among EPR Properties, certain of its subsidiaries and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, for themselves and as representatives of the several underwriters named therein.